Exhibit 99.2

Brooke Franchise Corporation Announces Selected January Results

          OVERLAND PARK, Kan., Feb. 17 /PRNewswire-FirstCall/ -- Shawn Lowry, president of Brooke Franchise Corporation, a subsidiary of Brooke Corporation (Nasdaq: BXXX), announced selected January 2006 results.

          Lowry announced that Brooke Franchise Corporation assisted franchisees and others in the startup and acquisition of businesses in January in the states of California, Florida, Georgia, Missouri, and Texas. Brooke Franchise Corporation added seven startup franchise locations and eight converted franchise locations in January and received approximately $2.7 million in initial franchise and other associated fees.

          During 2005, consulting fees for non-franchise activities were combined with fees related to franchise activities and reported monthly by Brooke Franchise Corporation. However, beginning in January 2006, consulting services unrelated to the franchise business are provided by Brooke Brokerage Corporation, and all associated fees are reported as brokerage segment revenues. To help investors make relevant comparisons between 2006 and 2005, Lowry noted that Brooke Brokerage Corporation received approximately $385,000 in non-franchise related consulting fees during January 2006.

          Additionally, Lowry announced Brooke Franchise Corporation received profit-sharing commissions totaling $529,000 from insurance companies in January 2006. The amount of profit-sharing commissions is important to the company because profit-sharing commissions, like initial franchise fees, significantly impact Brooke Franchise Corporation’s profitability.

          Lowry also announced a decrease in same-store sales for all startup franchises and those converted franchises in the system more than 24 months of approximately 1 percent for the 12 months ending Jan. 31, 2006. Same-store sales calculations exclude profit-sharing commissions.

          Lowry further announced that, beginning in January 2006, Brooke Franchise Corporation increased its basic initial franchise fee from $125,000 to $135,000. Lowry noted that the basic services provided by Brooke Franchise Corporation include those typically provided by other franchisors, including a business model, use of a brand name, marketing assistance, access to suppliers and a license to use an Internet-based management system.

          About our company . . . Brooke Franchise Corporation distributes insurance, financial and funeral services through a network of more than 560 franchise locations. The Brooke organization was founded on the belief that local business owners distribute insurance and related services more efficiently than others if supported by a franchise system.

          E-mail distribution . . . To receive electronic press release alerts, visit the “Investor Relations” section of the Brooke Corporation Web site at http://www.brookecorp.com and subscribe to our “E-mail Alerts” online.

          This press release contains forward-looking statements. All forward- looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will achieve its short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the Company’s products and services, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, its ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke’s business is provided in Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at http://www.sec.gov .

SOURCE  Brooke Corporation
          -0-                                        02/17/2006
          /CONTACT:  Anita Larson of Brooke Corporation, larsa@brookecorp.com , +1-913-661-0123/
          /Web site:  http://www.brookecorp.com /
          (BXXX)